As filed with the Securities and Exchange Commission on August 3, 2012

Registration No. 333-163955

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE TALBOTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	5621	41-1111318
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Talbots Drive

Hingham, Massachusetts 02043

(781) 749-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard T. O’Connell, Jr.

The Talbots, Inc.

One Talbots Drive

Hingham, Massachusetts 02043

(781) 749-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Morton A. Pierce, Esq.

Chang-Do Gong, Esq.

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036-2787

(212) 819-8200

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement No. 333-163955 on Form S-4 (the “Registration Statement”) initially filed with the Securities and Exchange Commission on December 23, 2009 by The Talbots, Inc., a Delaware corporation (“Talbots”), amended on January 21, 2010 and January 25, 2010, and declared effective on January 26, 2010, is being filed to terminate the Registration Statement and deregister all unsold securities of Talbots that were registered under the Registration Statement. Pursuant to the Registration Statement, 57,676,942 shares (the “Shares”) of Talbots common stock were registered for issuance. Talbots hereby removes from registration by means of this Post-Effective Amendment any Shares that remain unsold under the Registration Statement as of the date hereof.

Talbots is terminating the Registration Statement and deregistering any remaining Shares registered but unsold under the Registration Statement in accordance with an undertaking made by Talbots in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rye Brook, State of New York, on August 3, 2012.

THE TALBOTS, INC.

By:	/s/ RICHARD T. O’CONNELL, JR.
Name:	Richard T. O’Connell, Jr.
Title:	Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEFAN KALUZNY Stefan Kaluzny	Chairman of the Board of Directors	August 3, 2012

/s/ PETER MORROW Peter Morrow	Director	August 3, 2012

* Michael Scarpa	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 3, 2012

* Trudy F. Sullivan	President and Chief Executive Officer (Principal Executive Officer)	August 3, 2012

* By:	/s/ RICHARD T. O’CONNELL, JR.
Richard T. O’Connell, Jr. Attorney-in-Fact